CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To  the  Board  of  Directors
GTC  Telecom  Corp.

We consent to the use in Amendment No. 1 of this Registration Statement on Form SB-2 of our report dated August 29, 2004, except for Note 14, as to which the date is September 19, 2004, relating to the consolidated financial statements of GTC Telecom Corp. and subsidiaries as off June 30, 2004 and for the years ended June 30, 2004 and 2003. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Squar, Milner, Reehl & Williamson, LLP

Newport  Beach,  California
July  26,  2005